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                               IWL COMMUNICATIONS, INC.

                         EMPLOYEE INCENTIVE STOCK OPTION PLAN

1.  PURPOSE.

    The purpose of this Employee Incentive Stock Option Plan (the PLAN) is to give officers and executive personnel (KEY EMPLOYEES) of IWL COMMUNICATIONS, INC., a Texas Corporation (the COMPANY), an opportunity to acquire shares of the common stock of the Company, without par value (COMMON STOCK), to provide an incentive for key employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for key employees to join or remain with the Company.

2.  ADMINISTRATION.

    (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the BOARD), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 11(c)) to a committee (COMMITTEE) appointed by the Board. If the Board chooses to appoint a Committee, references hereafter to the Board (except in Section 11(c)) shall be deemed to refer to the Committee. Notwithstanding the proceeding provisions of the Section, no member of the Board may exercise discretion with respect to, or participate in the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security pursuant to the Plan or any other plan of the Company or any affiliate thereof as to which any discretion is exercised.

    (b) POWERS. Within the limits of the express provisions of the Plan, the Board shall determine:

         (i)   the key employees to whom awards hereunder shall be granted,

         (ii)  the time or times at which such awards shall be granted,

         (iii) the form and amount of the awards, and

         (iv) the limitations, restrictions and conditions applicable to any such award.

In making such determinations, the Board may take into account the nature of the services rendered by such employees, or classes of employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

    (c) INTERPRETATIONS. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

    (d) DETERMINATIONS. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

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    (e)  NONUNIFORM DETERMINATIONS.  The Board's determinations under the
Plan, including determinations as to the persons to receive awards, the provisions and restrictions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.  AWARDS UNDER THE PLAN.

    (a) FORM. Awards under the Plan may be granted in the form of Incentive Stock Options, as described in Section 4.

    (b) MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under the Plan is 258,600, subject to adjustment pursuant to Section 7. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that any Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares subject to such Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares available for grant under the Plan, including a grant to a former holder of such Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Option.

    (c) TEN PERCENT SHAREHOLDER. Notwithstanding any other provision contained herein, no key employee may receive an Incentive Stock Option under the Plan if such employee, at the time the award is granted, owns (as defined in Section 424(d) of the Internal Revenue Code, as amended (the CODE)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price for such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and such Option is not exercisable after the date five years from the date such Option is granted.

4.  INCENTIVE STOCK OPTIONS.

    It is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. Incentive Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Incentive Stock Options shall be in such form and upon such conditions as the Board shall from time to time determine, subject to the following:

    (a) OPTION PRICES. The option price of each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant.

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    (b)  TERMS OF OPTIONS.  No Incentive Stock Option shall be exercisable prior to vesting. Each Option Agreement shall include a vesting schedule which shall show when the Option becomes exercisable; provided, however, that each option shall vest at a rate of at !east twenty percent (20%) per year over a period of five (5) years. The Board in its discretion may accelerate the above vesting schedule or may grant options pursuant to more favorable vesting schedules, but in no event shall any Incentive Stock Options be exercisable after the date ten years from the date such Option is granted, nor shall any vesting schedule impose upon the Company any obligation to retain the Optionee in its employ or under contract for any period, or otherwise to change the employment status of an Optionee who is an employee of the Company.

    (c) LIMITATION ON AMOUNTS. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the capital stock with respect to which Incentive Stock Options are exercisable for the first time by a key employee during any calendar year (under this Plan or any other p!an of the Company) shall not exceed $100,000.

5.  PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS.

    (a) EXERCISE. Incentive Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Board shall determine, provided that such determinations are not inconsistent with other provisions of the Plan, or with Section 422 of the Code or regulations thereunder.

    (b) MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. Incentive Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Incentive Stock Option is being exercised and tendering payment therefor. At the time that an Incentive Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, by a promissory note payable to the Company by the Optionee, secured by the stock being purchased under the Option, and pursuant to such other terms and conditions as the Board may decide. As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

6.  TRANSFERABILITY.

    No Incentive Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Incentive Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive Stock Option or levy of attachment or similar process upon the Incentive Stock Option not specifically permitted herein shall be null and void and without effect. An Incentive Stock Option may be exercised only by a key employee during his or her

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lifetime, or pursuant to Section 10(c), by his or her estate or the person who acquires the right to exercise such Incentive Stock Option upon his or her death by bequest or inheritance.

7.  ADJUSTMENT PROVISIONS.

    The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Incentive Stock Option, and the option price per share of each such Incentive Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

8.  DISSOLUTION, MERGER AND CONSOLIDATION.

    Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Incentive Stock Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised VESTED OR NONVESTED Incentive Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to Section 10(b) or (c), each Incentive Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

9.  EFFECTIVE DATE AND CONDITIONS SUBSEQUENT TO EFFECTIVE DATE.

    (a) The Plan shall become effective on the date of the approval of the Plan by the holders of a majority of the shares of Common Stock of the Company; provided, however, that the adoption of the Plan is subject to such shareholder approval within twelve (12) months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Incentive Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

    (b) No grant or award shall be made under the Plan more than 10 years from the earlier of the date of adoption of the Plan by the Board and shareholder approval hereof; provided, however, that the Plan and all Incentive Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

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10.      TERMINATION OF EMPLOYMENT.

    (a)  Each Incentive Stock Option shall, unless sooner expired pursuant to
Section 10(b) or (c) below, expire on the first to occur of the tenth anniversary of the date of grant thereof or the expiration date set forth in the applicable option agreement.

    (b) An Incentive Stock Option shall expire on the first to occur of the applicable date set forth in paragraph (a) next above or the date that the employment of the key employee with the Company terminates for any reason other than death or disability. Notwithstanding the preceding provisions of this paragraph, the Board, in its sole discretion, may, by written notice given to an ex-employee, permit the ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment, which period shall not exceed thirty (30) days. In no event, however, may the Board permit an ex-employee to exercise an Incentive Stock Option after the expiration date contained in the agreement evidencing such Incentive Stock Option. Notwithstanding the preceding provisions of this paragraph, if the Board permits an ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment pursuant to such preceding provisions, such Incentive Stock Options shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Board) any covenant not to compete in effect between the Company and the ex-employee or the date that such employee discloses (as determined by the board) information of a confidential nature about the company to a third party.

    (c) If the employment of a key employee with the Company terminates by reason of disability (as defined in Section 422(c)(6) of the Code and as determined by the Board) or by reason of death, his or her Incentive Stock Options shall expire on the first to occur of the date set forth in paragraph
(a) of this Section 10 or the first anniversary of such termination of employment.

11. MISCELLANEOUS.

    (a) LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

    (b) NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Incentive Stock Option shall impose no obligation upon an optionee to exercise such Incentive Stock Option.

    (c) TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Incentive Stock Option granted hereunder or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company (except to the extent provided in Section 7 hereof):

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         (i)   Materially increase the total number of shares of Common Stock available for grant under the Plan except as provided in Section 7;

         (ii)  Materially modify the class of eligible employees under the Plan;

         (iii) Materially increase benefits to any key employee who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934; or

         (iv) Effect a change relating to Incentive Stock Options granted hereunder which is inconsistent with Section 422 of the Code or regulations issued thereunder. No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially and adversely affect any outstanding Incentive Stock Option without the consent of the holder thereof;

    (d) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Incentive Stock Options will be used for general corporate purposes.

    (e) WITHHOLDING TAXES. Upon the exercise of any Incentive Stock Option the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. In the event that the optionee disposes of any Common Stock acquired by the exercise of an Incentive Stock Option within the two-year period following grant, or within the one-year period following exercise, of the Incentive Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements as a condition to the registration of the transfer of such Common Stock on its books. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

    (f) RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any key employee or other optionee the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of such key employee or other optionee.

    (g) RIGHTS AS A SHAREHOLDER. No optionee shall have any right as a shareholder unless and until certificates for shares of Common Stock are issued to him or her.

    (h) LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any key employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the

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impact, if any, of any such leave of absence on awards under the Plan theretofore made to any key employee who takes such leave of absence.

    (i) FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

         (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common
    Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

         (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; and

         (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

         Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock subject to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulations thereunder.

    (j) NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

    (k) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the state of Texas, to the extent not inconsistent with Section 422 of the Code and regulations thereunder.

    (l) ELIMINATION OF FRACTIONAL SHARES. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Incentive Stock Option the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

    (m) STOCK REDEMPTION AGREEMENT. Notwithstanding anything to the contrary contained in the Plan, the Company shall be under no obligation to sell or deliver Common Stock under the Plan to an optionee unless such optionee shall execute a Stock Redemption Agreement with respect to such Common Stock, substantially in the form of EXHIBIT A attached hereto.

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    EXECUTED and adopted as of this 1ST day of NOVEMBER, 1995, at Friendswood,
Texas, said Company acting herein by and through its duly authorized officers.


                                       IWL COMMUNICATIONS, INC.


                                       By:
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